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                                                                    Exhibit 99.4


                                     CONSENT


                                                               October 23, 1997


Wausau Paper Mills Company
One Clark's Island
P.O. Box 1408
Wausau, Wisconsin 54402

To the Board of Directors:

         I hereby consent to being named as a person about to become a director of Wausau Paper Mills Company ("Wausau") in connection with the consummation of the merger (the "Merger") of WPM Holdings, Inc., a wholly owned subsidiary of Wausau ("Merger Sub"), with and into Mosinee Paper Corporation ("Mosinee") pursuant to the Agreement and Plan of Merger, dated as of August 24, 1997, among Wausau, Merger Sub and Mosinee, in the Registration Statement on Form S-4 filed by Wausau with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"), and to the filing of this Consent as an exhibit to the Registration Statement.

                                          Sincerely,


                                          /s/ Daniel R. Olvey
                                          -------------------------------------
                                          Daniel R. Olvey